UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 15, 2002



                             VITAL LIVING, INC.
       (Exact name of registrant as specified in charter)


     NEVADA                                       88-0485596
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     2800 South Rural Road
     Tempe, Arizona                               85282
     (Address of Principal Executive Office)      (Zip Code)

                               (480) 784-6700
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5.   OTHER EVENTS

On May 15, 2002 Vital Living entered into a 3 year Scientific Advisory Board Agreement with Dr. Dennis Sprecher. Under the terms of the agreement Dr. Sprecher will assist in developing, manufacturing and testing of nutraceutical formulations, assist in the design and development of compliance and lifestyle programs intended to enhance patient compliance with Vital Living's Nutraceuticals, and advise on the needs of potential clients, partners, and other users. Dr. Sprecher, in addition to payments of $1,250 per Scientific Advisory Board meetings, received options to purchase 15,000 shares of common stock in Vital Living at a price of $2.80 per share. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of this agreement. A copy of Dr. Sprecher's Agreement is filed herewith as Exhibit 10.28.

On May 16, 2002 Vital Living entered into a 1 year Scientific Advisory Board Agreement with Thomas Allison, PHD and the MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH. Under the terms of the agreement Dr. Allison will assist in developing, manufacturing and testing of nutraceutical formulations, assist in the design and development of compliance and lifestyle programs intended to enhance patient compliance with Vital Living's Nutraceuticals, and advise on the needs of potential clients, partners, and other users. Dr. Allison shall receive payments of $1,250 per Scientific Advisory Board meeting, which shall be paid directly to the MAYO FOUNDATION. A copy of Dr. Allison's Agreement is filed herewith as Exhibit 10.29.

On May 17, 2002 Vital Living incorporated a new wholly-owned subsidiary, Vital Living China, Inc., in the state of Delaware. The new subsidiary was formed to conduct the Company's planned operations in China. A copy of the Articles of Incorporation for Vital Living China, Inc. is filed herewith as
Exhibit 3(i)(c).

On May 19, 2002 Vital Living entered into a 2 year Consulting Agreement with Stephen Songsheng Chen. Under the terms of the agreement Mr. Chen will assist Vital Living in establishing an office in China, assist with meeting the legal requirements of being able to do business in China, facilitate the introduction of strategic alliances, Board of Director/Advisor Placement for the Company's new Chinese Subsidiary, assist the Company in identifying and assessing opportunities for capital formation, and assist in the establishment of a marketing and sales force within China. Mr. Chen received

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options to purchase 200,000 shares of common stock in Vital Living at a price of $3.00 per share. The options vest over 24 months. A copy of Mr. Chen's Agreement is filed herewith as Exhibit 10.30.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
Not applicable.

ITEM 7.   FINANCIAL STATEMENTS
Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE

      On May 17, 2002 ChangeWave Hedge Fund issued an unpaid, unsolicited, independent briefing about the Company. The ChangeWave Hedge Fund Briefing is a weekly market intelligence service based on primary research conducted with the assistance of the ChangeWave Alliance, a network of 3,500 professionals in 20 industry segments providing daily feedback on how companies, industry segments, and technologies are performing in the real world.

      In the interest of complete and fair disclosure, in compliance with Regulation FD, the Company has attached a copy of the briefing to this filing as Exhibit 99. The Company is not agreeing nor disagreeing with the contents of the briefing and would like to stress that the information contained in the briefing has been compiled by an unpaid independent third-party with no affiliation with the Company.

EXHIBITS

3(i)(c)*  Articles of Incorporation for Vital Living China, Inc.
10.28*    Scientific Advisory Board Agreement with Dr. Dennis Sprecher
10.29* Scientific Advisory Board Agreement with Thomas Allison, PHD and MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
10.30*    Consulting Agreement with Stephen Songsheng Chen
99*       ChangeWave Hedge Fund Briefing
*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VITAL LIVING, INC.

                                             By /S/Bradley D. Edson
                                                Bradley D. Edson, C.E.O.


Date: May 30, 2002